UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of theSecurities Exchange Act of 1934

Date of report (earliest event reported):  July 10, 2006

ORIENT-EXPRESS HOTELS LTD.

(Exact name of registrant as specified in its charter)

Bermuda	1-16017	98-0223493
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

22 Victoria Street

Hamilton HM 12, Bermuda

(Address of principal executive offices) (Zip Code)

441-295-2244

Registrant’s telephone number, including area code:

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On July 10, 2006, the Registrant entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. as underwriter (the “Underwriter”). The Underwriting Agreement relates to the sale by the Registrant of 2,500,000 shares (the “Shares”) of the class A common shares, par value $.01 each, of the Registrant (the “Class A Shares”) in an underwritten public offering pursuant to the Registrant’s Registration Statement on Form S-3, Registration No. 333-135673 (the “Registration Statement”).

The Underwriter has agreed to purchase the Class A Shares from the Registrant at a price per share of $39.76 (approximately $99.22 million aggregate proceeds to the Registrant after deducting estimated offering expenses payable by the Registrant), subject to the terms and conditions set forth in the Underwriting Agreement. The Underwriter proposes to offer the shares from time to time for sale in one or more negotiated transaction, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Underwriter may effect such transaction by selling the Class A Shares to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commission from the Underwriter.

The Registrant has agreed that until October 10, 2006, subject to extension, it will not, without the prior written consent of the Underwriter, sell or otherwise dispose of any Class A Shares or class B common shares of the Registrant, and James B. Sherwood and Simon M.C. Sherwood, the co-principal executive officers of the Registrant, have agreed that until September 8, 2006, subject to extension, they will not, without the prior written consent of the Underwriter, sell or otherwise dispose of any Class A Shares or class B common shares of the Registrant.

The Registrant has agreed to indemnify the Underwriter and each person, if any, who controls the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter may be required to make in respect of those liabilities.

The Underwriter expects to deliver the Shares to the purchasers on or about July 14, 2006.

The Underwriter and its affiliates have performed, and may in the future perform, commercial and investment banking and advisory services for the Registrant from time to time, for which they received, and may in the future receive, customary fees and expenses.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits:

The exhibits listed below relate to the Registration Statement and are filed herewith for incorporation by reference in the Registration Statement:

Exhibit Number	Description of Exhibit

1	Underwriting Agreement dated July 10, 2006, between the Registrant and Citigroup Global Markets Inc.

5	Opinion of Appleby Spurling Hunter

23	Consent of Appleby Spurling Hunter (included in Exhibit 5)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ORIENT-EXPRESS HOTELS LTD.

Date: July 13, 2006	By:	/s/ EDWIN S. HETHERINGTON
Edwin S. Hetherington
Secretary

Exhibit Index

The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit

1	Underwriting Agreement dated July 10, 2006, between the Registrant and Citigroup Global Markets Inc.

5	Opinion of Appleby Spurling Hunter

23	Consent of Appleby Spurling Hunter (included in Exhibit 5)